UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12626 High Bluff Drive, Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 8, 2013, Imprimis Pharmaceuticals, Inc. (the “Company”) acquired intellectual property rights related to certain proprietary innovations from the compounding pharmacy research and development operations of Novel Drug Solutions, LLC (“Novel”) pursuant to an Asset Purchase Agreement (the “Agreement”). In connection with the acquisition, the Company was assigned a provisional patent application related to the use of epinephrine compositions for intraocular administration. This is the Company’s second asset acquisition from Novel. The Company exercised its right of first refusal on Novel’s intellectual property and drug development opportunities under the Asset Purchase Agreement dated August 8, 2013 by and among the Company, Novel and Eye Care Northwest, PA (the “August APA”) in making this acquisition. The Agreement provides that Novel will cooperate with the Company in obtaining patent protection for the acquired intellectual property, among other things, and that the Company will use commercially reasonable efforts to research, develop and commercialize a product based on the acquired intellectual property.

In consideration for the acquisition, the Company is obligated to make the following payments to Novel: (1) one payment payable within 30 days after the issuance of the first patent in the United States arising from the acquired intellectual property (if any); (2) one payment payable within 30 days after the Company files the first Investigational New Drug application (“IND”) with the U.S. Food and Drug Administration (the “FDA”) for the first product arising from the acquired intellectual property (if any); (3) one payment payable within 30 days after the Company files the first New Drug application with the FDA for the first product; and (4) certain royalty payments based on the net receipts received by the Company in connection with the sale or licensing of any product based on the acquired intellectual property (if any), after deducting (among other things) the Company’s development costs associated with such product. If following five years of the date of the Agreement the Company either has not filed an IND or has failed to generate royalty payments to Novel for any product based on the acquired intellectual property, Novel may terminate the Agreement and request that the Company re-assign the acquired technology to Novel.

On October 14, 2013, the Company entered into an Amendment to Asset Purchase Agreement (the “Amendment”) with Novel and Eye Care Northwest, PA (“ECN”), which amends the August APA. The Amendment amends the circumstances under which Novel and ECN may terminate the August APA to provide that if following five years of the date of the August APA the Company has not initiated any study where data is derived or has failed to generate royalty payments to Novel and ECN for any product based on the acquired intellectual property, Novel and ECN may jointly terminate the August APA and request that the Company re-assign the acquired technology to Novel and ECN. The Amendment provides the Company with the ability to utilize a wider range of commercialization strategies with respect to the acquired technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: October 15, 2013	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Vice-President, Accounting and Public Reporting